Exhibit 99.1

Bioventus Reports Fourth Quarter and
Full Year 2021 Financial Results;
Introduces Full Year 2022 Financial Guidance
DURHAM, NC – March 10, 2022 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported financial results for the fourth quarter and full-year ended December 31, 2021.
Fourth Quarter Financial Summary & Recent Highlights:
•Net Sales of $130.4 million, up $31.8 million, or 32.3%, year over year as reported and 5.1% organically*
•Net Loss of ($1.9) million, compared to Net Income of $2.3 million in the prior year
•Adjusted EBITDA* of $28.5 million, compared to $28.2 million in the prior year
FY 2021 Financial Summary:
•Net Sales of $430.9 million, up $109.7 million, or 34.2%, year over year as reported and 18.8% organically*
•Net Income of $9.6 million, decreased ($5.1) million, or (34.9%) year over year
•Adjusted EBITDA* of $80.8 million, up $8.3 million, or 11.5% year over year

2021 Highlights of a Transformational Year
•Successful Initial Public Offering – February
•Acquisition of Bioness – March
•Decision to Proceed with Option Structure to Acquire CartiHeal – August
•Acquisition of Misonix – October
•Acquisition of Curavisc – November
•Completed New Board of Directors Appointments Improving Board Diversity to 33%

“The Bioventus team exhibited strong execution and resilience through a transformational year in 2021. We were able to significantly strengthen our business through M&A while also driving above-market growth in Pain Treatments and Surgical Solutions,” commented Ken Reali, Bioventus’ chief executive officer. “With the last significant milestone in the integration of Bioness complete and the Misonix integration underway, we enter 2022 keenly focused on achieving double-digit organic revenue growth, delivering on our cost-synergy commitments, and completing our anticipated acquisition of CartiHeal, which we believe is a transformational technology in the treatment of knee osteoarthritis. I am confident that our enhanced portfolio will enable us to expand our customer relationships, further penetrate the markets we compete in and strengthen our growth levers as we create value for all our stakeholders over 2022 and beyond.”

*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

Fourth Quarter 2021 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the three months ended December 31, 2021 and December 31, 2020, respectively:

	Three Months Ended[2]		Change
($ thousands, except for percentage)	December 31, 2021	December 31, 2020	$	%
By Geographic Region:
U.S.	$115,171	$89,675	$25,496	28.4%
International	15,243	8,916	6,327	71.0%
Net Sales	$130,414	$98,591	$31,823	32.3%
By Vertical:[1]
Pain Treatments and Joint Preservation	$62,738	$52,246	$10,492	20.1%
Restorative Therapies	36,765	27,191	9,574	35.2%
Surgical Solutions	30,911	19,154	11,757	61.4%
Net Sales	$130,414	$98,591	$31,823	32.3%
Net sales were $130.4 million compared to $98.6 million for the fourth quarter of 2020, an increase of $31.8 million, or 32.3%, year over year, primarily due to recent acquisitions. International net sales for the fourth quarter of 2021 increased 71.0% year over year, on both an actual and constant currency* basis.
Gross profit was $87.8 million, or 67.3% of net sales, compared to $73.5 million, or 74.5% of net sales, for the fourth quarter of 2020, an increase of $14.3 million, or 19.5%, year over year. Non-GAAP gross profit* was $99.6 million, or 76.3% of net sales, compared to $78.6 million, or 79.7% of net sales, for the fourth quarter of 2020, an increase of $21.0 million, or 26.7%, year over year.
Operating loss was ($3.2) million, compared to operating income of $5.9 million for the fourth quarter of 2020, a decrease of ($9.1) million, or (153.3%), year over year. Operating margin was (2.4%) of net sales, compared to 6.0% of net sales for the fourth quarter of 2020.
Non-GAAP operating income* was $22.3 million, compared to $17.5 million for the fourth quarter of 2020, an increase of $4.8 million, or 27.5%, year over year. Non-GAAP operating margin* was 17.1% of net sales, compared to 17.7% of net sales for the fourth quarter of 2020.
Net loss was ($1.9) million compared to net income of $2.3 million for the fourth quarter of 2020, a decrease of ($4.1) million.
Non-GAAP net income* was $17.6 million, compared to $12.7 million, for the fourth quarter of 2020, an increase of $4.9 million, or 38.8%, year over year.
Adjusted EBITDA* was $28.5 million, compared to $28.2 million for the fourth quarter of 2020, an increase of $0.3 million, or 1.2%, year over year.

1 As a result of the Misonix, Inc. (Misonix) acquisition the Company has updated and renamed its verticals as follows:
•Surgical Solutions is comprised of the legacy bone graft substitutes, as well as Misonix surgical products.
•Restorative Therapies now includes the legacy Ultrasonic bone healing system, Advanced Rehabilitation Products, as well as Misonix wound products.
•Pain Treatments remain unchanged.
2 The three months ended December 31, 2021 and 2020 covered the periods beginning October 3, 2021 and September 27, 2020, respectively.
*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

Full Year 2021 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the years ended December 31, 2021 and December 31, 2020, respectively:

	Years Ended		Change
($ thousands, except for percentage)	December 31, 2021	December 31, 2020	$	%
By Geographic Region:
U.S.	$387,553	$293,697	$93,856	32.0%
International	43,345	27,464	15,881	57.8%
Net Sales	$430,898	$321,161	$109,737	34.2%
By Vertical:[1]
Pain Treatments and Joint Preservation	$221,607	$171,178	$50,429	29.5%
Restorative Therapies	121,572	88,624	32,948	37.2%
Surgical Solutions	87,719	61,359	26,360	43.0%
Net Sales	$430,898	$321,161	$109,737	34.2%
Net sales were $430.9 million compared to $321.2 million for the year ended December 31, 2020, an increase of $109.7 million, or 34.2%, year over year, primarily due recent acquisitions. International net sales for the year ended December 31, 2021 increased 57.8% year over year and 52.5% on a constant currency* basis.
Gross profit was $302.7 million, or 70.3% of net sales, compared to $233.5 million, or 72.7% of net sales, for the year ended December 31, 2020, an increase of $69.2 million, or 29.6%, year over year. Non-GAAP gross profit* was $334.1 million, or 77.5% of net sales, compared to $254.7 million, or 79.3% of net sales, for the year ended December 31, 2020, an increase of $79.4 million, or 31.2%, year over year.
Operating income was $12.1 million, compared to operating income of $21.2 million for the year ended December 31, 2020, a decrease of ($9.2) million, or (43.2%), year over year. Operating margin was 2.8% of net sales, compared to 6.6% of net sales for the year ended December 31, 2020.
Non-GAAP operating income* was $85.4 million, compared to $60.2 million for the year ended December 31, 2020, an increase of $25.1 million, or 41.7%, year over year. Non-GAAP operating margin* was 19.8% of net sales, compared to 18.8% of net sales for the year ended December 31, 2020.
Net income was $9.6 million compared to net income of $14.7 million for the year ended December 31, 2020, a decrease of ($5.1) million.
Non-GAAP net income* was $67.1 million, compared to $46.4 million, for the year ended December 31, 2020, an increase of $20.7 million, or 44.5%, year over year.
Adjusted EBITDA* was $80.8 million, compared to $72.4 million for the year ended December 31, 2020, an increase of $8.3 million, or 11.5%, year over year.
Balance Sheet:
As of December 31, 2021, the Company had $43.9 million in cash and cash equivalents and $357.7 million in debt obligations, compared to $86.8 million in cash and cash equivalents and $188.4 million in debt obligations as of December 31, 2020.
1 As a result of the Misonix, Inc. (Misonix) acquisition the Company has updated and renamed its verticals as follows:
•Surgical Solutions is comprised of the legacy bone graft substitutes, as well as Misonix surgical products.
•Restorative Therapies now includes the legacy Ultrasonic bone healing system, Advanced Rehabilitation Products, as well as Misonix wound products.
•Pain Treatments remain unchanged.
*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

Full-Year 2022 Financial Guidance:
For the twelve months ending December 31, 2022, the Company expects:
•Net sales of $545 million to $565 million, representing year over year growth of approximately 26% to 31%.
•Adjusted EBITDA* of $94 million to $107 million, compared to $80.8 million for the year ended December 31, 2021.
The company is not providing guidance for adjusted diluted earnings per share due to the uncertainty of the timing for its potential CartiHeal acquisition, but will provide guidance after completion of any acquisition.
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
The Company's guidance reflects its current expectations regarding the impact of COVID-19 on its business. The severity and duration of the COVID-19 pandemic are outside of the Company’s control and, given the uncertain nature of the pandemic, could cause the Company’s future operating results to be different from its current expectations, particularly if the impact of the pandemic worsens.
Presentation:
This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.

Fourth Quarter and Fiscal 2021 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on March 10, 2022. Those who would like to participate may dial 844-945-2085 (442-268-1266 for international callers) and provide access code 7388064.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until March 9, 2023.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatment & joint preservation, restorative therapies and bone graft substitutes. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our business strategy, position and operations; expected sales trends, opportunities and growth; the ongoing COVID-19 pandemic; the expected benefits and impact of Bioventus’ products, including in certain regions, and biologic drug candidates; the anticipated acquisition of CartiHeal; expected completion of integration efforts for Bioness and Misonix; and the Company’s financial guidance and expected financial performance. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, statements about the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration ("FDA"); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize, including any potential changes by Centers for Medicare and Medicaid Services in the manner in which our HA viscosupplementation products are reimbursed, our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Forms 10-Q, as such factors may be updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of December 31, 2021 and December 31, 2020
(Amounts in thousands, except share and per share data) (unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$43,933	$86,839
Restricted cash	5,280	—
Accounts receivable, net	124,963	88,283
Inventory	61,688	29,120
Prepaid and other current assets	27,239	7,552
Total current assets	263,103	211,794
Restricted cash, less current portion	50,000	—
Property and equipment, net	22,985	6,879
Goodwill	147,623	49,800
Intangible assets, net	695,193	191,650
Operating lease assets	17,186	14,961
Deferred tax assets	481	—
Investment and other assets	29,291	19,382
Total assets	$1,225,862	$494,466

Liabilities and Stockholders' and Members’ Equity
Current liabilities:
Accounts payable	$16,915	$4,422
Accrued liabilities	131,473	88,187
Accrued equity-based compensation	10,875	11,054
Current portion of long-term debt	18,038	15,000
Other current liabilities	3,558	3,926
Total current liabilities	180,859	122,589
Long-term debt, less current portion	339,644	173,378
Accrued equity-based compensation, less current portion	—	29,249
Deferred income taxes	133,518	3,362
Contingent consideration	16,329	—
Other long-term liabilities	21,723	21,728
Total liabilities	692,073	350,306

Stockholders’ and Members’ Equity:
Members' equity	—	144,160
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized, 59,548,504 shares issued and outstanding	59	—
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding	16	—
Additional paid-in capital	465,272	—
Accumulated deficit	(6,602)	—
Accumulated other comprehensive income	179	—
Total stockholders’ equity attributable to Bioventus Inc. and members’ equity	458,924	144,160
Noncontrolling interest	74,865	—
Total stockholders’ and members’ equity	533,789	144,160
Total liabilities and stockholders’ and members’ equity	$1,225,862	$494,466

BIOVENTUS INC.
Consolidated statements of operations and comprehensive income
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended[2]		Years Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$130,414	$98,591	$430,898	$321,161
Cost of sales (including depreciation and amortization of $8,980 and $5,093, $26,471 and $21,169 respectively)	42,646	25,121	128,192	87,642
Gross profit	87,768	73,470	302,706	233,519
Selling, general and administrative expense	80,881	61,974	254,253	193,078
Research and development expense	7,103	2,891	19,039	11,202
Restructuring costs	689	563	2,487	563
Change in fair value of contingent consideration	(463)	—	829	—
Depreciation and amortization	2,708	2,134	8,363	7,439
Impairment of variable interest entity assets	—	—	5,674	—
Operating (loss) income	(3,150)	5,908	12,061	21,237
Interest expense	960	2,656	1,112	9,751
Other expense (income)	508	111	3,329	(4,428)
Other expense	1,468	2,767	4,441	5,323
(Loss) income before income taxes	(4,618)	3,141	7,620	15,914
Income tax (benefit) expense	(2,725)	890	(1,966)	1,192
Net (loss) income	(1,893)	2,251	9,586	14,722
Loss attributable to noncontrolling interest	1,529	525	9,789	1,689
Net (loss) income attributable to Bioventus Inc.	$(364)	$2,776	$19,375	$16,411

Net (loss) income	$(1,893)	$2,251	$9,586	$14,722
Other comprehensive income (loss), net of tax
Change in prior service cost and unrecognized (loss) gain for defined benefit plan adjustment	60	(54)	60	(54)
Change in foreign currency translation adjustments	(399)	1,439	(1,318)	2,126
Comprehensive (loss) income	(2,232)	3,636	8,328	16,794
Comprehensive loss attributable to noncontrolling interest	1,639	525	9,789	1,689
Comprehensive (loss) income attributable to Bioventus Inc.	$(593)	$4,161	$18,117	$18,483

Loss per share of Class A common stock(1):
Basic and diluted	$(0.01)		$(0.15)

Weighted-average shares of Class A common stock outstanding(1):
Basic and diluted	54,733,783		45,472,483

(1) Per share information for the year ended December 31, 2021 represents loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding from February 16, 2021 through December 31, 2021, the period following Bioventus Inc.'s initial public offering and related transactions described in Note 1. Organization and Note 9. Earnings per share within the Notes to the Condensed Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

2 The three months ended December 31, 2021 and 2020 covered the periods beginning October 3, 2021 and September 27, 2020, respectively.

BIOVENTUS INC.
Consolidated statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended[2]		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating activities:
Net income	$(1,893)	$2,251	$9,586	$14,722
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization	11,690	6,854	34,875	28,643
Equity-based compensation	6,109	9,484	(4,512)	10,103
Change in fair value of contingent consideration	(463)	—	829	—
Change in fair value of Equity Participation Rights unit	—	1,432	(2,774)	644
Change in fair value of interest rate swap	(1,339)	(381)	(2,730)	1,599
Impairments related to variable interest entity	—	—	7,043	—
Loss on debt retirement and modification	2,162	—	2,162	—
Deferred income taxes	(8,053)	(74)	(9,756)	(511)
Other, net	52	430	1,545	1,691
Changes in working capital	4,852	5,450	(13,277)	15,308
Net cash from operating activities - continuing operations	13,117	25,446	22,991	72,199
Net cash from operating activities - discontinued operations	—	—	—	(400)
Net cash from operating activities	13,117	25,446	22,991	71,799
Investing activities:
Acquisitions, net of cash acquired	(216,080)	—	(262,870)	—
Investments	(2,396)	51	(13,520)	(16,579)
Purchase of property and equipment	(2,802)	(1,762)	(7,370)	(4,093)
Other	—	—	—	—
Net cash from investing activities - continuing operations	(221,278)	(1,711)	(283,760)	(20,672)
Net cash from investing activities - discontinued operations	—	—	—	172
Net cash from investing activities	(221,278)	(1,711)	(283,760)	(20,500)
Financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and offering costs	—	—	107,777	—
Proceeds from issuance of Class A and B common stock	886	—	1,633	—
Registration fees for the Class A common stock to purchase Misonix	(1,838)	—	(1,838)	—
Borrowing on revolver	20,000	—	20,000	49,000
Payment on revolver	(20,000)	—	(20,000)	(49,000)
Proceeds from the issuance of long-term debt, net of issuance costs	257,453	—	257,453	—
Payments on long-term debt	(80,000)	(5,000)	(91,250)	(10,000)
Distributions to members	(184)	(5,195)	(367)	(19,886)
Other, net	(9)	317	(37)	317
Net cash from financing activities	176,308	(9,878)	273,371	(29,569)
Effect of exchange rate changes on cash	149	503	(228)	589
Net change in cash, cash equivalents and restricted cash	(31,704)	14,360	12,374	22,319
Cash, cash equivalents and restricted cash at the beginning of the period	130,917	72,479	86,839	64,520
Cash, cash equivalents and restricted cash at the end of the period	$99,213	$86,839	$99,213	$86,839
2 The three months ended December 31, 2021 and 2020 covered the periods beginning October 3, 2021 and September 27, 2020, respectively.

Use of Non-GAAP Financial Measures
Net Sales and International Net Sales Growth on a Constant Currency Basis
Net Sales and International Net Sales Growth on a Constant Currency Basis is a non-GAAP measure, which is calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock.
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock, all non-GAAP financial measures, to supplement our financial reporting, because we believe these measures are useful indicators of our operating performance. We revised our current year presentation of our non-GAAP measures to condense the adjustments in order to simplify the presentation. Prior periods have been recast to conform to the current period.
We define Adjusted EBITDA as net income (loss) from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, restructuring and succession charges, impairments related to variable interest entity, equity compensation, COVID-19 expense (benefit), equity loss in unconsolidated investments, foreign currency impact, and other items. See the table below for a reconciliation of net income to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties often use it in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believe that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as the calculated ratio of Non-GAAP Gross Profit to net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Gross Margin.

We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, COVID-19 expense (benefit), impairments to variable interest entity, and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of Operating Income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, COVID-19 expense, impairments to variable interest entity, and other items. See the table below for a reconciliation of Operating Expenses to Non-GAAP Operating Expenses.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, COVID-19 expense, impairments to variable interest entity, other items, and the tax effect of adjusting items. Starting in the fourth quarter, we revised our presentation of Non-GAAP Net Income to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of Net Income to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, impairments to variable interest entity, other items, and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. Starting in the fourth quarter, we revised our presentation of Non-GAAP Earnings per Class A share to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended[2]		Years Ended
($, thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net (loss) income	$(1,893)	$2,251	$9,586	$14,722
Interest expense	960	2,656	1,112	9,751
Income tax (benefit) expense	(2,725)	890	(1,966)	1,192
Depreciation and amortization(a)	11,690	6,854	34,875	28,643
Acquisition and related costs(b)	8,809	—	21,978	—
Restructuring and succession charges(c)	1,575	827	3,717	6,172
Impairments related to variable interest entity(d)	—	—	7,043	—
Equity compensation(e)	6,109	9,484	(4,512)	10,103
COVID-19 expense (benefit), net(f)	—	35	—	(4,123)
Equity loss in unconsolidated investments(g)	548	467	1,868	467
Foreign currency impact(h)	179	(59)	132	(117)
Other items(i)	3,235	4,749	6,926	5,633
Adjusted EBITDA	$28,487	$28,154	$80,759	$72,443
(a)Includes for the three months ended December 31, 2021 and December 31, 2020 and the year ended December 31, 2021 and December 31, 2020, respectively, depreciation and amortization of $8,980, $5,093, $26,471 and $21,169 in cost of sales and $2,708, $2,134, and $8,363 and $7,439 in operating expenses, with the balance in research and development, presented in the consolidated statements of operations and comprehensive income.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, and changes in fair value of contingent consideration.
2 The three months ended December 31, 2021 and 2020 covered the periods beginning October 3, 2021 and September 27, 2020, respectively.

(c)Costs incurred during 2021 were the result of adopting acquisition related restructuring plans to reduce headcount, reorganize management structure, consolidate certain facilities, and costs related to executive transitions. Costs incurred during 2020 related to a shift from direct to an indirect distribution model in our International business to improve performance. Various international subsidiaries were dissolved and/or merged into other BV LLC entities.
(d)Represents loss on impairment of Harbor’s long-lived assets and the Company’s investment in Harbor.
(e)The year ended December 31, 2021 includes compensation expense resulting from awards granted under the Company’s equity based compensation plans in effect after its IPO. These expenses were entirely offset and resulted in income due to the change in fair market value of the BV LLC Phantom Profits Interest Plan (Phantom Plan) accrued liability due to expected pricing with our IPO. The year ended December 31, 2020 includes compensation expense resulting from the BV LLC’s management incentive plan and Phantom Plan as well as the change in fair market value of the associated liability due to the impact of the COVID-19 pandemic on our business.
(f)Includes income resulting from the CARES Act offset by additional cleaning and disinfecting expenses and contract termination fees for canceled events.
(g)Includes CartiHeal equity investment losses.
(h)Includes realized and unrealized gains and losses from fluctuations in foreign currency.
(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions, debt retirement and modification costs and public company preparation costs, which primarily includes accounting and legal fees.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended December 31, 2021[2]	Gross Profit	Operating Expenses	Operating Loss	Net Loss	EPS(f)
Reported GAAP measure	$87,768	$90,918	$(3,150)	$(1,893)	$(0.01)
Reported GAAP margin	67.3%		(2.4)%
Depreciation and amortization(a)	8,980	2,710	11,690	11,690	0.16
Acquisition and related costs(b)	2,804	6,005	8,809	8,809	0.12
Restructuring and succession charges(c)	—	1,575	1,575	1,575	0.02
Other items(d)	—	3,363	3,363	3,235	0.05
Tax effect of adjusting items(e)	—	—	—	(5,778)	(0.08)
Non-GAAP measure	$99,552	$77,265	$22,287	$17,638	$0.26
Non-GAAP margin	76.3%		17.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Three Months Ended December 31, 2020[2]	Gross Profit	Operating Expenses	Operating Income	Net Income
Reported GAAP measure	$73,470	$67,562	$5,908	$2,251
Reported GAAP margin	74.5%		6.0%
Depreciation and amortization(a)	5,093	1,761	6,854	6,854
Acquisition and related costs(b)	—	—	—	—
Restructuring and succession charges(c)	—	827	827	827
COVID-19 expense(g)	—	299	299	35
Other items(d)	—	3,590	3,590	3,590
Tax effect of adjusting items(e)	—	—	—	(848)
Non-GAAP measure	$78,563	$61,085	$17,478	$12,709
Non-GAAP margin	79.7%		17.7%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP Operating Income	Non-GAAP Net Income

2 The three months ended December 31, 2021 and 2020 covered the periods beginning October 3, 2021 and September 27, 2020, respectively.

(a)Includes for the three months ended December 31, 2021 and December 31, 2020 respectively, depreciation and amortization of $8,980 and $5,093, in cost of sales and $2,708 and $2,134, in operating expenses, with the balance in research and development, presented in the consolidated statements of operations and comprehensive income
(b)Consists of acquisition related items such as integration costs, amortization of inventory step-up, and changes in fair value of contingent consideration.
(c)Consists of restructuring plans to reduce headcount, reorganize management structure and consolidate certain facilities, as well as executive leadership transition costs.
(d)Other items primarily consists of charges associated with strategic transactions, such as potential acquisitions, and debt retirement and modification costs.
(e)Calculated by applying a normalized statutory rate of 22.8% to the adjustments to Non-GAAP Net Income. The tax effect on adjustments to EPS is normalized to exclude the effect of the non-controlling ownership interest. The tax effect on adjustments to Non-GAAP net income for the three months ended December 31, 2020 was calculated using the prior year effective tax rate of 7.5%.
(f)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 23.6% for the three months ended December 31, 2021.
(g)Additional cleaning and disinfection expenses and contract termination fees for cancelled events.

Year Ended December 31, 2021	Gross Profit	Operating Expenses	Operating Income	Net Income	EPS(g)
Reported GAAP measure	$302,706	$290,645	$12,061	$9,586	$(0.15)
Reported GAAP margin	70.3%		2.8%
Depreciation and amortization(a)	26,471	8,404	34,875	34,875	0.59
Acquisition and related costs(b)	4,910	17,068	21,978	21,978	0.37
Restructuring and succession charges(c)	—	3,717	3,717	3,717	0.06
Impairments related to variable interest entity(d)	—	5,674	5,674	7,043	0.02
Other items(e)	—	7,054	7,054	6,926	0.12
Tax effect of adjusting items(f)	—	—	—	(17,017)	(0.26)
Non-GAAP measure	$334,087	$248,728	$85,359	$67,108	$0.75
Non-GAAP margin	77.5%		19.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Year Ended December 31, 2020	Gross Profit	Operating Expenses	Operating Income	Net Income
Reported GAAP measure	$233,519	$212,282	$21,237	$14,722
Reported GAAP margin	72.7%		6.6%
Depreciation and amortization(a)	21,169	7,474	28,643	28,643
Acquisition and related costs(b)	—	—	—	—
Restructuring and succession charges(c)	—	6,172	6,172	6,172
COVID-19 expense (benefit)(h)	—	576	576	(4,123)
Other items(e)	—	3,590	3,590	3,590
Tax effect of adjusting items(f)	—			(2,571)
Non-GAAP measure	$254,688	$194,470	$60,218	$46,433
Non-GAAP margin	79.3%		18.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP Operating Income	Non-GAAP Net Income
(a)Includes for the year ended December 31, 2021 and December 31, 2020, respectively, depreciation and amortization of $26,471 and $21,169 in cost of sales and $8,363 and $7,439 in operating expenses, with the balance in research and development, presented in the consolidated statements of operations and comprehensive income
(b)Consists of acquisition related items such as integration costs, amortization of inventory step-up, and changes in fair value of contingent consideration.
2 The three months ended December 31, 2021 and 2020 covered the periods beginning October 3, 2021 and September 27, 2020, respectively.

(c)Consists of restructuring plans to reduce headcount, reorganize management structure and consolidate certain facilities, as well as executive leadership transition costs.
(d)Represents loss on impairment of Harbor’s long-lived assets and the Company’s investment in Harbor.
(e)Other items primarily consists of charges associated with strategic transactions, such as potential acquisitions, and debt retirement and modification costs.
(f)Calculated by applying a normalized statutory rate of 22.8% to the adjustments to Non-GAAP Net Income. The tax effect on adjustments to EPS is normalized to exclude the effect of the non-controlling ownership interest. The tax effect on adjustments to Non-GAAP net income for the year ended December 31, 2020 was calculated using the prior year effective tax rate of 7.5%.
(g)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 23.5% for the year ended December 31, 2021.
(h)Includes income resulting from the CARES Act offset by additional cleaning and disinfecting expenses and contract termination fees for canceled events.

Investor Inquiries:
Dave Crawford
Bioventus
investor.relations@bioventus.com

Press and Media Inquiries:
Jamica Whitaker
Bioventus
jamica.whitaker@bioventus.com